EXHIBIT 3.1

                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                              SUNVEST RESORTS, INC.

      The undersigned corporation, SUNVEST RESORTS, INC. (the "Corporation"), for the purposes of amending and restating its Articles of Incorporation, and pursuant to the provisions of the Florida Business Corporation Act (the "Act"), executes the following Amended and Restated Articles of Incorporation:

            ARTICLE I - NAME.

                  The name of the Corporation shall be US DATA AUTHORITY, INC., and its principal place of business shall be 3500 NW Boca Raton Boulevard, Building 811, Boca Raton, Florida 33431.

            ARTICLE II - NATURE OFBUSINESS.

                  The Corporation may engage in any activity or business
            permitted under the laws of the United States and of the State of Florida.

            ARTICLE III - - CAPITAL STOCK.

                  A. AUTHORIZED SHARES. The total number of shares of all
            classes of capital stock which the Corporation shall have authority to issue is 130,000,000, consisting of 100,000,000 shares of common stock, par value $0.02 per share (the "Common Stock") and 30,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). The shares may be issued from time to time as authorized by the Board of Directors of the Corporation without further approval of the shareholders except as otherwise provided herein or to the extent that such approval is required by statute, rule or regulation.

                  B. COMMON STOCK, Except as otherwise provided by statute or
            Preferred Stock Designations (as defined below), the holders of the Common Stock shall exclusively possess all voting power. Each holder of shares of Common Stock shall be entitled to one vote for each share held of record by such holder as to each matter submitted to shareholders for

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            approval. There shall be no cumulative voting rights in the election of directors of the Corporation.

                  C. PREFERRED STOCK. The shares of Preferred Stock may be
            issued from time to time in one or more series as may be established by the Board of Directors of the Corporation. The Board of Directors is hereby expressly authorized to fix and determine by resolution(s) the number of shares of each series of Preferred Stock and the designation thereof, any voting and other powers, preferences and relative participating, optional or special rights, including the number of votes, if any, per share and such qualifications, limitations or restrictions on any such powers, preferences and rights as shall be stated in the resolution(s) providing for the issue of the series (a "Preferred Stock Designation") and as may be permitted by the Act. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares of such class or series then outstanding) by the affirmative vote of holders of a majority of the voting power of the then outstanding shares of capital stock, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless the vote of such holders if required pursuant to any Preferred Stock Designation.

            ARTICLE IV - TERM AND COMMENCEMENT OF EXISTENCE.

                  This Corporation is to exist perpetually. The date of
            commencement of corporate existence is date of filing of Articles of Incorporation.

            ARTICLE V - DIRECTORS.

                  A. The Corporation shall be under the direction of the Board of Directors. The Board of Directors shall consist of not less than five (5) or more than twenty (20) directors. The number of directors within this range shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the directors then in office. Each director shall serve until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

                  B. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directorships, may be filled by the vote of a majority of directors then in office. Any director so chosen shall hold office until such director's successor shall have been elected and qualified. Any director chosen by the Board of Directors to fill a vacancy created, other than by reason of an

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            increase in the number of directorships, shall serve for the unexpired term of the director whose vacancy is being filled. Any director chosen by the Board of Directors to fill a vacancy created by reason of an increase in the number of directorships shall serve for a term to expire at the next election of directors.

                  C. The Board of Directors shall be entitled to take any action by written consent in lieu of taking such action at a meeting of the Board.

            ARTICLE VI - DIRECTOR'S LIABILITY.

                  A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of his duty of care or other duty as a director by reason of any act or omission, except for liability (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 607.0831 of the Act; or (iv) for any transaction from which the director derives an improper personal benefit. If the Act is amended to authorize corporate action further limiting the personal liability of directors, then the liability of a director of the Corporation shall be limited to the fullest extent permitted by the Act, as so amended. Any, repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of a director of Corporation existing at the time of such repeal or modification.

            ARTICLE VII - REGISTERED OFFICE AND REGISTERED AGENT.

            The name of the corporation's registered agent and the street address of the corporation's registered office are as follows:

            Registered Agent:        Registered Office:

            DOMINICK F. MAGGIO       3500 NW Boca Raton Boulevard
                                     Building 811
                                     Boca Raton, Florida 33431.

            ARTICLE VIII - SHAREHOLDER MEETINGS.

                  A. Special meetings of shareholders may be called at any time by the Chairman of the Board or the President, by a majority of the directors then in office or by the written request of the holders of at least


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            25% of the then outstanding shares of capital stock of the
            Corporation entitled to be cast, voting together as a single class.

                  B. The shareholders of the Corporation shall be entitled to take any action by written consent in lieu of taking such action at an annual or special meeting of shareholders called for that purpose.

                  C. Advance notice of shareholder nominations for election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

            ARTICLE IX - AMENDMENT OF ARTICLES OF INCORPORATION.

                  The Corporation reserves the right to amend, alter or repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on shareholders herein are granted subject to this reservation.

      IN WITNESS WHEREOF, the undersigned corporation has caused these Amended and Restated Articles of Incorporation to be executed by its duly authorized officer as of this 11th day of May, 2000.

                                        SUNVEST RESORTS, INC.


                                        By: /s/ Dominick F. Maggio
                                           -----------------------------
                                            Dominick F. Maggio
                                            President


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                            CERTIFICATE OF SECRETARY
                                       OF
                              SUNVEST RESORTS, INC.

      The undersigned, the Secretary of Sunvest Resorts, Inc., a Florida Corporation (the "Company"), hereby certifies and confirms that the Amended and Restated Articles of Incorporation of the Company attached hereto have been duly approved and accepted at the 2000 Annual Meeting of the Shareholders of the Company, which took place on June 22, 2000, in Boca Raton, Florida, by the affirmative vote of 21,663,543, with no negative votes and 230 abstentions, the affirmative votes representing 88.963% of the total number of shares of the voting stock of the Company issued and outstanding.

This date: June 22, 2000


                                        /s/ Ronald J. Austin
                                        ---------------------------------
                                        Ronald J. Austin
                                        Secretary